As filed with the Securities and Exchange Commission on October 31, 2013

Registration No. 333-191315

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Evogene Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	2870	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Evogene Ltd.

13 Gad Feinstein Street

Park Rehovot P.O.B 2100

Rehovot 76121

Israel

+972-8-931-1900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua G. Kiernan, Esq. Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Tel: 212-819-8200 Fax: 212-354-8113	Dan Shamgar, Adv. Mike Rimon, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Road Ramat Gan 52506, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111	Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Tel: 212-735-3000 Fax: 212-735-2000	Aaron M. Lampert, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv 67891, Israel Tel: +972-3-608-9999 Fax: +972-3-608-9909

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Ordinary shares, par value NIS 0.02	$60,000,000	$8,185

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Includes shares granted pursuant to the underwriters’ option to purchase additional shares.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the amended exhibits indicated in Item 8 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is hereby incorporated herein by reference.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Consolidated Financial Statements and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel on this 31st day of October, 2013.

EVOGENE LTD.

By:	/s/ Ofer Haviv
	Name:	Ofer Haviv
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ofer Haviv Ofer Haviv	President and Chief Executive Officer (Principal Executive Officer)	October 31, 2013

/s/ Sigal Fattal Sigal Fattal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2013

* Martin Gerstel	Chairman of the Board	October 31, 2013

* Dr. Michael Anghel	Director	October 31, 2013

* Dr. Adina Makover	Director	October 31, 2013
* Leon Recanati	Director	October 31, 2013

* Dr. Simcha Sadan	Director	October 31, 2013

* Dr. Kinneret Livnat Savitzky	Director	October 31, 2013

*By:	/s/ Ofer Haviv
Ofer Haviv Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant’s duly authorized representative in the United States has signed this registration statement on Form F-1 in Newark, Delaware on October 31, 2013.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Articles of Association of the Registrant #

3.2	Form of Amended and Restated Articles of Association of the Registrant to become effective upon closing of this offering #

5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)*

10.1	Second Amended and Restated Collaboration Agreement, by and between Monsanto Company and the Registrant, dated October 27, 2013 †

10.2	Share Purchase Agreement, by and between Monsanto Company and the Registrant, dated August 27, 2008 #

10.3	Amendment to Share Purchase Agreement, by and between Monsanto Company and the Registrant, dated September 21, 2011 #

10.4	Second Amendment to Share Purchase Agreement, by and between Monsanto Company and the Registrant, dated November 14, 2011 #

10.5	3rd Amendment to Share Purchase Agreement, by and between Monsanto Company and the Registrant, dated November 28, 2011 #

10.6	Wheat Collaboration and License Agreement, by and between Bayer CropScience AG and the Registrant, dated December 10, 2010 †#

10.7	Amendment to Wheat Collaboration and License Agreement, by and between Bayer CropScience AG and the Registrant, dated October 14, 2012 †#

10.8	Share Purchase Agreement, by and between Bayer CropScience AG and the Registrant, dated December 10, 2010 #

10.9	Form of Indemnification Agreement #

10.10	Evogene Share Option Plan (2002) #

10.11	Evogene Ltd. Key Employee Share Incentive Plan, 2003 #

10.12	The Evogene Ltd. 2013 Share Option Plan #

10.13	English summary of lease agreements dated May 9, 2010, and July 22, 2010, respectively, by and between Reuven Zahari and the Registrant #

10.14	English summary of the lease agreement dated May 14, 2008, by and between Nachum Levi and the Registrant #

10.15	English summary of the lease agreement dated March 12, 2001, by and among Africa Israel Properties Ltd., as successor by assignment to Kiryat Weizmann Science Park Ltd., Ilot Investments (Ramat Vered) 1994 Ltd., Sardeh Ltd. and the Registrant, as successor by assignment to Compugen Ltd. via an assignment agreement dated January 1, 2002, by and between Compugen Ltd. and the Registrant, as supplemented by various addendums and supplements #

10.16	English summary of the Memorandum of Understanding, dated as of June 1, 2011, by and between Asifey Bar (AGSH) and the Registrant, as amended by Amendments dated June 14, 2012 and October 27, 2012, with respect to land and services provided to the Registrant for its scientific and agricultural experiments #

10.17	Investors’ Rights Agreement, by and among the Registrant and the investors named therein, dated January 3, 2006

10.18	Put Option Agreement, by and between Monsanto Company and the Registrant, dated October 27, 2013

21.1	List of subsidiaries of the Registrant #

Exhibit No.	Description

23.1	Consent of Kost Forer Gabbay and Kasierer, a member of Ernst & Young #

23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)*

23.3	Consent of Symbiotic Engineering, LLC #

23.4	Consent of Phillips McDougall #

*	To be filed by amendment.
#	Previously filed.
†	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.